UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2023, Bioventus Inc. (the “Company”) announced that Robert E. Claypoole has been appointed as the Company’s President and Chief Executive Officer, and as a Class III director of the Company, effective January 10, 2024 (“Start Date”), and that Mr. Claypoole also will assume the additional responsibilities of principal executive officer of the Company for Securities and Exchange Commission (“SEC”) filing purposes on the Start Date, succeeding Anthony P. Bihl III, the Company’s current Interim President and Chief Executive Officer, in such roles.

Mr. Claypoole, 52, joins Bioventus from Mölnlycke Health Care (“Mölnlycke”), a world-leading medical products and solutions company, where he served as Executive Vice President of Wound Care since July 2021. In this role, Mr. Claypoole had full responsibility for a $1.2 billion business. Before that, Mr. Claypoole served in several leadership positions with Mölnlycke from March 2017 to July 2021, including Executive Vice President and President, US for Mölnlycke and as an Officer of Mölnlycke Health Care US, LLC and Mölnlycke Manufacturing US, LLC. Prior to joining Mölnlycke in 2017, Mr. Claypoole served in various leadership roles at Medtronic Ltd. (now Medtronic plc (NYSE: MDT)), a global healthcare technology company, and Covidien, before it was acquired by Medtronic. Mr. Claypoole was Global Vice President & General Manager, Obesity & Metabolic Health (April 2016 to March 2017) and Global Vice President & General Manager of the Soft Tissue Repair & Hemostats business (December 2012 to April 2016). Before that, he was the Vice President, Executive Operations after serving as Vice President, Global Marketing while located in Trevoux, France. Prior to his time in France, Mr. Claypoole was the Vice President, US Marketing for the company’s Endomechanical & Intelligent Device business. Before joining Covidien in 2007, Mr. Claypoole held various marketing roles with increasing responsibility at Johnson & Johnson’s Vision Care division. Mr. Claypoole previously served on the board of directors of ZetrOz Inc. (January 2014 to January 2016) and the Association of periOperative Registered Nurses (December 2017 to December 2020). Mr. Claypoole received his Bachelor of Arts, Government Relations and his Masters of Business Administration from Cornell University. The Company’s Board of Directors (the “Board”) believes that Mr. Claypoole is well-qualified to serve on the Board considering the breadth of his experience across multiple global medical device markets and his extensive expertise in driving commercial and operational excellence, accelerating innovation, driving organizational efficiencies, and enhancing go-to-market strategies.

In connection with his appointment, on December 19, 2023, the Company entered into a letter employment agreement with Mr. Claypoole (the “Employment Agreement”), pursuant to which the Company has agreed to provide Mr. Claypoole with (i) a base salary of $800,000, (ii) an annual bonus target of 100% of his base salary, (iii) a sign-on cash award of $750,000 (subject to pro rata repayment for 24 months under certain conditions), and (iv) relocation support of up to $150,000 (subject to repayment for 24 months under certain conditions). As an inducement to entering into the Employment Agreement, Mr. Claypoole will receive equity incentive awards consisting of (i) an award of 375,000 restricted stock units (the “RSU Award”), and (ii) an award of options to purchase 850,000 shares of the Company’s Class A common stock (the “Option Award”, and together with the RSU Awards, the “Inducement Awards”). The Inducement Awards will have an effective grant date of January 11, 2024 and will vest in four equal annual installments on the first four anniversaries of Mr. Claypoole’s Start Date, subject to the terms set forth in the Inducement Award – Restricted Stock Unit Agreement and Inducement Award – Option Agreement.

In the event Mr. Claypoole’s employment is terminated by the Company without cause or by Mr. Claypoole for good reason during the two-year period immediately following a change in control (as each term is defined in the Employment Agreement), Mr. Claypoole will be entitled to full acceleration of all of his outstanding equity awards and a lump sum payment equal to the sum of (i) 24 months of his then-current monthly base salary, (ii) 200% of his then-current target annual bonus, and (iii) 24 months of COBRA premium payments based on the coverages in effect as of the date of Mr. Claypoole’s termination of employment. If the Company terminates Mr. Claypoole without cause or he resigns for good reason at any other time, Mr. Claypoole will be entitled to payment in installments over 18 months equal to the sum of (i) 18 months of his then-current monthly base salary, (ii) 150% of his then-current target annual bonus, and (iii) 18 months of COBRA premium payments based on the coverages in effect as of the date of Mr. Claypoole’s termination of employment. All of Mr. Claypoole’s severance benefits are subject to his execution of a release of claims and his continued compliance with his restrictive covenant agreement, attached as an exhibit to the Employment Agreement, which includes perpetual confidentiality and non-disparagement covenants, invention assignment provisions, and 12 month post-employment non-competition and non-solicitation covenants (extended to 18 months if Mr. Claypoole’s termination occurs within the two year period following a change in control).

As of Mr. Claypoole’s Start Date, Mr. Bihl will resign as a director of the Company and as the Company’s Interim President and Chief Executive Officer. Mr. Bihl’s resignation from the Company is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing description of the Employment Agreement, RSU Award, and Option Award does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement, Form of Bioventus Inc. Inducement Award – Restricted Stock Unit Agreement, and Form of Bioventus Inc. Inducement Award – Option Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 19, 2023, the Company announced it is reaffirming its full year financial guidance previously announced on November 7, 2023.

On December 19, 2023, the Company issued a press release relating to the matters described in this Current Report on Form 8-K, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.

10.1	Employment Agreement between Robert E. Claypoole and Bioventus Inc., dated as of December 19, 2023.

10.2	Form of Bioventus Inc. Inducement Award – Restricted Stock Unit Agreement.

10.3	Form of Bioventus Inc. Inducement Award – Option Agreement.

99.1	Press Release, dated December 19, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: December 21, 2023	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel